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                                                              EXHIBIT (h)(3)(ii)

                                 AMENDMENT NO. 2
                           TO THE AMENDED AND RESTATED
                        BOOKKEEPING AND PRICING AGREEMENT


         Amendment dates as of October 1, 1999 to the Amended and Restated Bookkeeping and Pricing Agreement (the "Agreement") dated as of June 1, 1998 between Westcore Trust, a Massachusetts business trust (the "Trust"), and ALPS Mutual Funds Services, Inc. ("ALPS").

                                   BACKGROUND

         1. ALPS serves as the bookkeeping and pricing agent for certain of the Trust's portfolios pursuant to the Agreement.

         2. The Trust desires to employ ALPS as its bookkeeping and pricing agent for the Small-Cap Growth Fund (the "Fund"), on the terms set forth in the Agreement, and ALPS agrees to provide such services.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

         1. Appointment. The Trust hereby appoints ALPS to act as bookkeeping and pricing agent for the Fund for the period and on the terms set forth in the Agreement, and ALPS accepts such appointment for said period and on said terms, and agrees to provide the services set forth in the Agreement.

         2. Compensation. In consideration for the services to be performed by ALPS, ALPS shall be entitled to receive from the Trust such compensation and reimbursement for all reasonable out-of-pocket expenses as described in the schedule attached as Exhibit A to the Agreement.

         3. Continuing Validity. The provisions of the Agreement shall remain in full force and effect except as modified hereby.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the day and year first above written.

                                        WESTCORE TRUST


                                        By: /s/ Jack D. Henderson
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                                            Jack D. Henderson

                                        ALPS MUTUAL FUNDS SERVICES, INC.


                                        By: /s/ Thomas A. Carter
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                                            Thomas A. Carter